Exhibit 10.2

AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (“Amendment”) dated as of March12, 2015 between Validus Holdings, Ltd., a Bermuda corporation (the “Company”), and Jeffrey D. Sangster (the “Executive”).

WHEREAS, the Company and the Executive are parties to an Amended and Restated Employment Agreement dated as of February 15, 2013 (the “Agreement”);

WHEREAS, the Company and the Executive wish to amend the Agreement as set forth herein;

NOW THEREFORE, in consideration of the mutual covenants herein contained, the Company and Executive hereby agree as follows:

1.	Section 1.01 of the Agreement is amended to include the following definition:

““Change in Control” has the meaning set forth in the Amended and Restated Validus Holdings, Ltd. 2005 Long Term Incentive Plan as in effect on March 12, 2015.”

2.	The second sentence of Section 5.01 is amended to read as follows:

“For purposes of this Agreement, the “Date of Termination” shall mean the first to occur of the following: (a) the twelve (12) month anniversary of the Company providing Notice of Termination (as defined below) without Cause to the Executive (other than within twenty-four (24) months following a Change in Control); (b) immediately upon the Company providing Notice of Termination for Cause to the Executive; (c) the twelve (12) month anniversary of the Executive providing Notice of Termination to the Company for Good Reason (other than for Good Reason within twenty-four (24) months following a Change in Control), subject to the terms of Section 5.03 below; (d) the twelve (12) month anniversary of the Executive providing Notice of Termination to the Company without Good Reason; (e) immediately upon the Company providing Notice of Termination without Cause to the Executive or the Executive providing Notice of Termination to the Company for Good Reason, in each case within twenty-four (24) months following a Change in Control, subject to the terms of Section 5.04 below; (f) the fifth (5th) day following the Company providing Notice of Termination to the Executive as a result of the Executive’s Permanent Disability; or (g) the date of the Executive’s death.”

3.	Article 5 of the Agreement is amended by adding the following new Section 5.04 to Article 5 and renumbering current Sections 5.04 and 5.05 as Sections 5.05 and 5.06, respectively:

“Termination Without Cause or For Good Reason Following a Change in Control. Notwithstanding anything set forth in this Agreement, if the Employment Period shall be terminated by the Company without Cause or by the Executive for Good Reason, in each case within twenty-four (24) months following a Change in Control, the Executive shall: (a) receive a lump sum payment on the Date of Termination equal to two (2) times the sum of (A) Base Salary plus (B) the target annual bonus set forth in Section 4.02 above; (b) receive a lump sum payment on the Date of Termination equal to the value of the benefits set forth in Sections 4.03(d) and (e) above that the Executive would have been entitled to receive absent a Notice of Termination for the twelve (12) months following the Date of Termination; (c) receive the benefits set forth in Sections 4.03(a) and (c) above through the twenty-four (24) month anniversary of the Date of Termination; (d) receive reimbursement for all Reimbursable Expenses incurred by the Executive prior to the Date of Termination; (e) receive any unpaid bonus with respect to the year prior to the year in which the Date of Termination occurs, payable at the time such bonuses are payable to other employees of the Company; and (f) receive a bonus for the year the Date of Termination occurs, pro-rated for the number of full or partial months during which the Executive provides services to the Company, payable at the time such bonuses are payable to other employees of the Company. The Executive’s entitlements under all other benefit plans and programs of the Company shall be as determined thereunder.”

4.	Except as set forth herein, the Agreement shall continue in full force and effect in accordance with its terms.

5.
This Amendment may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all of which counterparts taken together will constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.
VALIDUS HOLDINGS, LTD.

By:    /s/ Robert Kuzloski
Printed Name: Robert Kuzloski
Title: EVP & General Counsel

By:    /s/ Jeffrey D. Sangster
Printed Name: Jeffrey D. Sangster